EXHIBIT 99.1

Nanophase Reports Third Quarter 2015 Financial Results

The Company's Financial Conference Call is Scheduled for October 29, 2015 at 11am EDT

ROMEOVILLE, Ill., Oct. 28, 2015 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the third quarter ended September 30, 2015.

"We exceeded third quarter performance from last year, with higher revenue and a much improved bottom line result," commented Nanophase CEO and President Jess Jankowski. "Our personal care business has strengthened, and that is related to the new coating patent issuance that we shared earlier in October, to which we refer to as 'C-3.' We view this new platform as an evolution that both improves and transcends personal care, our strongest market for many years. The third quarter of 2015 saw increased revenue from one of our energy-related products, and we now have a six figure follow-on order that we have started to fulfill."

Nine Months Ended September 30, 2015 Financial Highlights

  Revenue for the first nine months of 2015 was $8.0 million, vs. the $8.1 million reported during the same period of 2014.

  The net loss for the first nine months of 2015 was $0.9 million, or a loss of $0.03 per share, compared to a net loss of $0.8 million, or $0.03 per share, for the comparable period of 2014.

  The Company finished the quarter with approximately $1.2 million in cash and cash equivalents; the Company borrowed $200,000 on its working capital line on September 29th and repaid that borrowing on October 2nd.

Third Quarter 2015 Financial Highlights

  Revenue for the third quarter was $2.8 million during 2015 and $2.7 million during 2014.

  The net loss for the quarter was $0.2 million, or a loss of $0.01 per share, for 2015 compared to a net loss of $0.3 million and $0.01 per share for the comparable period of 2014.

Jankowski continued, "We have earned a positive adjusted EBITDA during three of the past six quarters, and continue to grow our new revenue streams. We continue to become a stronger company."

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Third Quarter 2015 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's President & CEO, is scheduled for October 29, 2015, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 53737375. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 27, 2015. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	September 30,
	2015	December 31,
ASSETS	(Unaudited)	2014

Current assets:
Cash and cash equivalents	$ 1,248,985	$ 1,861,524
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on September 30, 2015 and December 31, 2014	1,477,901	387,760
Other receivable	4,049	65
Inventories, net	643,424	950,106
Prepaid expenses and other current assets	247,288	367,860
Total current assets	3,621,647	3,567,315

Equipment and leasehold improvements, net	1,915,766	2,137,549
Other assets, net	23,005	24,864
	$ 5,560,418	$ 5,729,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of Credit	$ 200,000	$ --
Current portion of capital lease obligations	81,774	69,733
Accounts payable	814,740	492,718
Accrued expenses	477,579	412,824
Total current liabilities	1,574,093	975,275

Long-term portion of capital lease obligations	112,845	120,787
Long-term deferred rent	544,429	621,475
Asset retirement obligation	170,703	166,099
Total long-term liabilities	827,977	908,361

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,585,496 and 28,516,163 shares issued and outstanding on September 30, 2015 and December 31, 2014, respectively	285,855	285,162
Additional paid-in capital	96,131,405	95,965,739
Accumulated deficit	(93,258,912)	(92,404,809)
Total stockholders' equity	3,158,348	3,846,092
	$ 5,560,418	$ 5,729,728

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
Product revenue, net	$ 2,778,756	$ 2,647,111	$ 7,999,940	$ 8,070,472
Other revenue	6,875	6,755	33,490	45,690
Net revenue	2,785,631	2,653,866	8,033,430	8,116,162

Operating expense:
Cost of revenue	1,902,815	1,857,957	5,592,892	5,580,801
Gross profit	882,816	795,909	2,440,538	2,535,361

Research and development expense	324,538	315,875	969,428	989,458
Selling, general and administrative expense	709,473	828,390	2,315,839	2,391,333
Loss from operations	(151,195)	(348,356)	(844,729)	(845,430)
Interest income	--	114	--	810
Interest expense	(3,646)	(1,309)	(9,374)	(4,346)
Other, net	--	--	--	--
Loss before provision for income taxes	(154,841)	(349,551)	(854,103)	(848,966)
Provision for income taxes	--	--	--	--
Net loss	$ (154,841)	$ (349,551)	$ (854,103)	$ (848,966)

Net loss per share- basic and diluted	$ (0.01)	$ (0.01)	$ (0.03)	$ (0.03)

Weighted average number of basic and diluted common shares outstanding	28,585,496	28,481,496	28,571,332	28,481,496

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
Product revenue, net	$ 2,778,756	$ 2,647,111	$ 7,999,940	$ 8,070,472
Other revenue	6,875	6,755	33,490	45,690
Net revenue	2,785,631	2,653,866	8,033,430	8,116,162

Operating expense:
Cost of revenue detail:
Depreciation	146,351	150,352	433,697	450,219
Non-Cash equity compensation	5,597	5,508	17,264	19,402
Other costs of revenue	1,750,867	1,702,097	5,141,931	5,111,180
Cost of revenue	1,902,815	1,857,957	5,592,892	5,580,801
Gross profit	882,816	795,909	2,440,538	2,535,361

Research and development expense detail:
Depreciation	26,838	23,642	85,568	76,082
Non-Cash equity compensation	8,757	11,453	26,101	42,512
Other research and development expense	288,943	280,780	857,759	870,864
Research and development expense	324,538	315,875	969,428	989,458

Selling, general and administrative expense detail:
Depreciation and amortization	10,090	10,090	30,359	29,253
Non-Cash equity compensation	30,852	26,219	95,926	87,251
Other selling, general and administrative expense	668,531	792,081	2,189,554	2,274,829
Selling, general and administrative expense	709,473	828,390	2,315,839	2,391,333
Loss from operations	(151,195)	(348,356)	(844,729)	(845,430)
Interest income	--	114	--	810
Interest expense	(3,646)	(1,309)	(9,374)	(4,346)
Other, net	--	--	--	--
Loss before provision for income taxes	(154,841)	(349,551)	(854,103)	(848,966)
Provision for income taxes	--	--	--	--
Net loss	$ (154,841)	$ (349,551)	$ (854,103)	$ (848,966)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	3,646	1,195	9,374	3,536
Addback Depreciation/Amortization	183,279	184,084	549,624	555,554
Addback Non-Cash Equity Compensation	45,206	43,180	139,291	149,165

Adjusted EBITDA	$ 77,290	$ (121,092)	$ (155,814)	$ (140,711)
CONTACT: COMPANY CONTACT
         Nancy Baldwin
         Investor Relations
         630-771-6708